UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 11, 2008
FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1 North Brentwood Blvd., St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)
(314) 863-1100
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 11, 2008, Furniture Brands International, Inc. (the “Company”) announced a reduction in its workforce of approximately 1,400 employees, or 15% of its domestic employee population. As a result of the workforce reduction, the Company expects to incur severance costs of $8 to $9 million. Substantially all of these costs will be recognized in the fourth quarter of 2008.
A copy of the Company’s press release announcing the workforce reduction is filed as Exhibit 99.1 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated December 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2008

Furniture Brands International, Inc. (Registrant)
By:	/s/ Steven G. Rolls
Name:	Steven G. Rolls
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated December 11, 2008.